Exhibit 99.1

Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Feb. 22, 2012

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds (918) 573-3332	Travis Campbell (918) 573-2944	Sharna Reingold (918) 573-2078

Williams Reports Year-End 2011 Financial Results

—	2011 Net Income is $376 Million, $0.63 per Share; Includes Significant Loss from Discontinued Operations

—	Adjusted Net Income for 2011 is $929 Million, $1.55 per Share; Includes Adjusted Results of Former E&P Business

—	2011 Adjusted Income from Continuing Operations is $1.23 per Share, Up 35%

—	Fee-based Business Growth at Williams Partners, Strong Margins Drive Improved 2011 Adjusted Results

—	Williams Partners’ Laser Acquisition, Higher Expected Ethylene Margins Drive Increase in Guidance

—	Dividend Growth Accelerated — March 2012 Dividend More Than Double 2011 Level

—	2012 Full-year Planned Dividend of $1.09 Up 41% Over 2011; 10-15% Dividend Growth Expected in 2013

Year-end Summary Financial Information	2011		2010
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income from continuing operations	$803	$1.34	$104	$0.17
Loss from discontinued operations	(427)	(0.71)	(1,201)	(2.03)

Net income (loss)	$376	$0.63	($1,097)	($1.86)

Adjusted income from continuing operations*	$734	$1.23	$537	$0.91

Quarterly Summary Financial Information	4Q 2011		4Q 2010
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income from continuing operations	$79	$0.13	$108	$0.18
Income (loss) from discontinued operations	(523)	(0.87)	66	0.11

Net income (loss)	($444)	($0.74)	$174	$0.29

Adjusted income from continuing operations*	$214	$0.36	$180	$0.30

*	A schedule reconciling income (loss) from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

TULSA, Okla. — Williams (NYSE: WMB) announced 2011 unaudited net income attributable to Williams of $376 million, or $0.63 per share on a diluted basis, compared with a net loss of $1,097 million, or a loss of $1.86 per share on a diluted basis for 2010.

Williams (NYSE: WMB)	Year-End 2011 Financial Results — Feb. 22, 2012	Page 1 of 10

Net income for 2011 and 2010 reflect significant losses from discontinued operations. These losses were primarily due to significant non-cash property impairment and other charges associated with Williams’ former exploration and production business.

Williams reported 2011 income from continuing operations of $803 million, or $1.34 per share, compared with income from continuing operations of $104 million, or $0.17 per share in 2010. Higher fee-based revenues and higher natural gas liquid (NGL) margins at Williams Partners along with lower early debt retirement costs drove the significant increase in income from continuing operations in 2011.

In 2011, Williams recorded pre-tax impairment charges to discontinued operations of approximately $576 million associated with certain natural gas properties of the former exploration and production business as well as a $179 million impairment of Williams’ investment in the former exploration and production business at the time of the spinoff.

The full-year 2010 period included charges to discontinued operations of approximately $1 billion for an impairment of goodwill and pre-tax impairment charges of $678 million related to certain natural gas properties, both related to the former exploration and production business. Full-year 2010 also included $645 million of pre-tax charges in first-quarter 2010 in conjunction with the strategic restructuring that transformed Williams Partners L.P. (NYSE: WPZ) into a leading diversified master limited partnership.

For fourth quarter 2011, Williams reported a net loss of $444 million, or a loss of $0.74 per share, compared with net income of $174 million, or $0.29 per share for fourth quarter 2010. The net loss in the fourth quarter was due to the previously noted impairment charges associated with the former exploration and production business and $271 million of early debt retirement costs.

Prior-period results throughout this release have been recast to reflect the separation of Williams’ former exploration and production business on Dec. 31, 2011. The former exploration and production businesses’ results are being reported in discontinued operations.

Adjusted Net Income

Williams’ adjusted net income for 2011 was $929 million, or $1.55 per share. This measure is presented on a basis comparable to 2011 earnings guidance released on Nov. 1, 2011, prior to the WPX Energy spin-off. This amount includes the adjusted results of Williams’ former exploration and production business.

Williams (NYSE: WMB)	Year-End 2011 Financial Results — Feb. 22, 2012	Page 2 of 10

Adjusted Income from Continuing Operations

Adjusted income from continuing operations was $734 million, or $1.23 per share, for 2011, compared with $537 million, or $0.91 per share for 2010. This measure reflects reporting WPX Energy’s results in discontinued operations. It does not correspond with 2011 earnings guidance provided on Nov. 1, 2011.

For fourth quarter 2011, Williams’ adjusted income from continuing operations was $214 million, or $0.36 per share, compared with $180 million, or $0.30 per share for fourth quarter 2010.

The significant increase in the adjusted income from continuing operations for 2011 was due to improved results in both the Williams Partners and Midstream Canada & Olefins segments. There is a more detailed description of the business results later in this press release.

Adjusted net income and adjusted income from continuing operations reflect the removal of items considered unrepresentative of ongoing operations and are non-GAAP measures. Reconciliations to the most relevant GAAP measures are attached to this news release.

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“Our infrastructure businesses performed extremely well in 2011, driving a 35-percent increase in adjusted EPS for the year and generating more than $2 billion in adjusted segment profit.

“We were also very successful in 2011 in both signing new business and making significant progress on major expansion projects across our businesses. On top of all of that, we completed the separation of our E&P business, transforming Williams into a high-dividend, high-growth energy infrastructure company.

“Our full-year 2012 planned dividend to shareholders will be 41 percent higher than the full-year 2011 level, and we continue to expect robust distributions from Williams Partners that will drive dividend growth at Williams.

“We’re also expecting 12 percent adjusted EPS growth through 2013 despite an expectation of lower NGL margins and we’re working on a number of large-scale projects that we expect to drive significant growth beyond the guidance period.

Williams (NYSE: WMB)	Year-End 2011 Financial Results — Feb. 22, 2012	Page 3 of 10

“Williams Partners is well on its way to creating a 3 Bcf/d natural gas supply hub in northeast Pennsylvania; it also has other major projects underway in the deepwater Gulf of Mexico and along the Transco pipeline. We also have significant expansions underway in our olefins business in both Canada and the U.S.”

Williams Partners’ Laser Acquisition Drives Increase in Guidance

Williams is increasing its capital expenditure and adjusted segment profit guidance for 2012-13 to reflect Williams Partners’ acquisition of the Laser Northeast Gathering System. Capital expenditure guidance for 2012-13 has also been updated to reflect Williams Partners’ Constitution Pipeline project. Higher expected ethylene margins at Midstream Canada & Olefins also contributed to the increased segment profit guidance in 2013.

Williams’ updated assumptions for certain energy commodity prices for 2012-13 and the corresponding guidance for the company’s earnings and capital expenditures are displayed in the table below.

Williams (NYSE: WMB)	Year-End 2011 Financial Results — Feb. 22, 2012	Page 4 of 10

Commodity Price Assumptions and Financial Outlook	2012			2013
As of Feb. 22, 2012	Low	Mid	High	Low	Mid	High
Natural Gas ($/MMBtu):
NYMEX	$2.50	$3.00	$3.50	$3.25	$3.75	$4.25
Rockies	$2.30	$2.80	$3.30	$3.05	$3.55	$4.05
San Juan	$2.40	$2.90	$3.40	$3.05	$3.55	$4.05
Oil / NGL:
Crude Oil — WTI ($ per barrel)	$90	$100	$110	$90	$100	$110
Crude to Gas Ratio	31.4x	33.7x	36.0x	25.9x	26.8x	27.7x
NGL to Crude Oil Relationship	43%	45%	47%	43%	45%	47%

Average NGL Margins ($ per gallon) (1)	$0.65	$0.78	$0.90	$0.58	$0.70	$0.81
Composite Frac Spread ($ per gallon) (2)	$0.72	$0.83	$0.94	$0.65	$0.77	$0.88
Capital & Investment Expenditures (millions)
Williams Partners	$2,750	$2,900	$3,050	$1,575	$1,775	$1,975
Midstream Canada & Olefins	600	650	700	500	600	700
Other	50	50	50	25	25	25

Total Capital & Investment Expenditures	$3,400	$3,600	$3,800	$2,100	$2,400	$2,700
Cash Flow from Continuing Ops (millions)	$1,850	$2,088	$2,325	$2,025	$2,200	$2,375

Adjusted Segment Profit (millions) (3)
Williams Partners	$1,730	$1,975	$2,220	$1,850	$2,100	$2,350
Midstream Canada & Olefins	250	300	350	325	400	475
Other	(5)	0	5	0	0	0

Total Adjusted Segment Profit	$1,975	$2,275	$2,575	$2,175	$2,500	$2,825

Adjusted Segment Profit + DD&A (millions) (3)
Williams Partners	$2,380	$2,645	$2,910	$2,530	$2,800	$3,070
Midstream Canada & Olefins	280	335	390	$370	$450	$530
Other	5	10	15	20	20	20

Total Adjusted Segment Profit + DD&A	$2,665	$2,990	$3,315	$2,920	$3,270	$3,620

Adjusted Diluted Earnings Per Share (3)	$1.15	$1.38	$1.60	$1.30	$1.55	$1.80

(1)	Average NGL margins are for Williams Partners’ midstream business; they do not reflect Midstream Canada & Olefins’ business.

(2)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.

(3)	Adjusted Segment Profit, Adjusted Segment Profit + DD&A, and Adjusted Diluted EPS are adjusted to remove items considered unrepresentative of ongoing operations and are non-GAAP measures. Reconciliations to the most relevant GAAP measures are attached to this news release.

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Midstream Canada & Olefins, and Other. The Williams Partners segment includes the consolidated results of Williams Partners L.P., and Midstream Canada & Olefins includes the results of Williams’ Canadian midstream and domestic olefins business.

Williams (NYSE: WMB)	Year-End 2011 Financial Results — Feb. 22, 2012	Page 5 of 10

Consolidated Segment Profit	Full Year		4Q
Amounts in millions	2011	2010	2011	2010

Williams Partners	$1,896	$1,574	$517	$418
Midstream Canada & Olefins	296	172	77	49
Other	24	68	1	5

Consolidated Segment Profit (Loss)	$2,216	$1,814	$595	$472

Adjusted Consolidated Segment Profit*	Full Year		4Q
Amounts in millions	2011	2010	2011	2010

Williams Partners	$1,907	$1,542	$519	$426
Midstream Canada & Olefins	277	166	58	49
Other	13	25	1	5

Adjusted Consolidated Segment Profit	$2,197	$1,733	$578	$480

*	A schedule reconciling income from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

Williams Partners

Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; NGL fractionation; and oil transportation.

For 2011, Williams Partners reported segment profit of $1.90 billion, compared with $1.57 billion for 2010. For fourth quarter 2011, Williams Partners reported segment profit of $517 million, compared with $418 million for the same period in 2010.

Higher NGL margins and higher fee-based revenues in the partnership’s midstream business, as well as improved results in the gas pipeline business, drove the significant improvement in both the full-year and fourth-quarter periods.

The improvement in Williams Partners’ gas pipeline business was primarily due to increased revenue from expansion projects placed into service in 2010 and 2011.

Fee-based revenues in the partnership’s midstream business increased by 12 percent in 2011. This improvement was driven by new gathering business in the Marcellus Shale, increased throughput on the Perdido Norte gas and oil pipelines in the Gulf of Mexico and a rate increase in the Piceance Basin associated with an agreement executed in November 2010.

Williams (NYSE: WMB)	Year-End 2011 Financial Results — Feb. 22, 2012	Page 6 of 10

Full-year per-unit NGL margins for 2011 were $0.83 per gallon, an increase of 46 percent over the full-year 2010 amount of $0.57 per gallon.

NGL Margin Trend	2010				2011
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
NGL margins (millions)	$193	$166	$136	$200	$207	$253	$234	$287
NGL equity volumes (gallons in millions)	332	302	271	317	289	308	274	317
Per-unit NGL margins ($/gallon)	$0.58	$0.55	$0.50	$0.63	$0.71	$0.83	$0.85	$0.91

There is a more detailed description of Williams Partners’ interstate gas pipeline and midstream business results and outlook in the partnership’s year-end 2011 financial results news release, which is also being issued today.

Midstream Canada & Olefins

Midstream Canada & Olefins includes Williams’ operations in the United States and Canada focused on recovering and producing ethylene, propylene, NGLs and other related products.

Midstream Canada & Olefins reported segment profit of $296 million for 2011, compared with $172 million for 2010. For fourth quarter 2011, Midstream Canada & Olefins reported segment profit of $77 million, compared with $49 million for fourth quarter 2010.

Higher Canadian NGL margins from butylene/butane mix products helped drive the improvement in the full-year and fourth-quarter results. The separate products produced by the company’s Canadian butylene/butane splitter placed in service in August 2010 provide a higher combined per-unit margin than the butylene/butane mix product sold previously. Additionally, product sales prices and sales volumes increased.

Higher per-unit margins on Canadian propane and propylene and Geismar ethylene also contributed to the improved results in both 2011 periods. Fourth-quarter 2011 segment profit also benefited from a $19 million adjustment related to a litigation matter.

Midstream Canada & Olefins has two major expansion projects in Canada and one in the U.S. currently under way.

The Boreal Pipeline, which is a 12-inch diameter pipeline in Canada that will transport recovered NGLs and olefins from the extraction plant in Fort McMurray to the fractionator in Redwater, is expected to be placed into service in the second quarter of this year. An ethane recovery project is also under way in Canada that will enable Williams to initially recover and process 10,000 barrels per day of an ethane/ethylene mix in Canada. That project is expected to be placed into service in 2013.

Williams (NYSE: WMB)	Year-End 2011 Financial Results — Feb. 22, 2012	Page 7 of 10

Williams is also in the process of expanding its Geismar olefins production facility. The expansion is expected to increase the facility’s ethylene production capacity by 600 million pounds per year to a new annual capacity of 1.95 billion pounds. The expansion is expected to be placed into service in 2013.

Year-end Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams’ year-end financial results package should be posted shortly at www.williams.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from CEO Alan Armstrong.

The company will host the year-end Q&A live webcast on Thursday, Feb. 23 at 9:30 a.m. EST. A limited number of phone lines will be available at (800) 967-7144. International callers should dial (719) 325-2207.

A link to the live webcast of the event, as well as replays in both streaming and downloadable podcast formats, will be available www.williams.com.

Form 10-K

The company plans to file its 2011 Form 10-K with the Securities and Exchange Commission next week. Once filed, the document will be available on both the SEC and Williams websites.

Non-GAAP Measures

This press release includes certain financial measures — adjusted segment profit, adjusted earnings and adjusted per share — that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes these measures provide investors meaningful insight into the company’s results from ongoing operations.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company

Williams (NYSE: WMB)	Year-End 2011 Financial Results — Feb. 22, 2012	Page 8 of 10

and aid investor understanding. Neither adjusted segment profit, adjusted earnings nor adjusted per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas and NGL production of more than 200,000 barrels per day. Williams owns a 72 percent ownership interest in Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and domestic midstream assets. The company’s headquarters is in Tulsa, Okla. More information is available at www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.

# # #

Our reports, filings, and other public announcements may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

—	Amounts and nature of future capital expenditures;

—	Expansion and growth of our business and operations;

—	Financial condition and liquidity;

—	Business strategy;

—	Cash flow from operations or results of operations;

—	Seasonality of certain business components;

—	Natural gas, natural gas liquids and crude oil prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

—	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;

—

Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

—	The strength and financial resources of our competitors;

—	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;

—	Development of alternative energy sources;

Williams (NYSE: WMB)	Year-End 2011 Financial Results — Feb. 22, 2012	Page 9 of 10

—	The impact of operational and development hazards;

—

Costs of, changes in, or the results of laws, government regulations (including safety and climate change regulation and changes in natural gas production from exploration and production areas that we serve), environmental liabilities, litigation, and rate proceedings;

—	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

—	Changes in maintenance and construction costs;

—	Changes in the current geopolitical situation;

—	Our exposure to the credit risk of our customers and counterparties;

—	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

—	Risks associated with future weather conditions;

—	Acts of terrorism, including cybersecurity threats and related disruptions;

—	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 24, 2011, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Williams (NYSE: WMB)	Year-End 2011 Financial Results — Feb. 22, 2012	Page 10 of 10

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

December 31, 2011

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted

Income

(UNAUDITED)

	2010*					2011
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$(291)	$143	$144	$108	$104	$300	$171	$253	$79	$803

Income (loss) from continuing operations — diluted earnings per common share	$(0.50)	$0.24	$0.25	$0.18	$0.17	$0.50	$0.29	$0.43	$0.13	$1.34

Adjustments:

Williams Partners
Gain on sale of base gas from Hester storage field	$(5)	$(3)	$—	$—	$(8)	$(4)	$—	$—	$—	$(4)
Involuntary conversion gain related to Ignacio	—	(4)	—	—	(4)	—	—	—	—	—
Involuntary conversion gain related to Hurricane Ike	—	(7)	(7)	—	(14)	—	—	—	—	—
Gain on sale of certain assets	—	—	(12)	—	(12)	—	—	—	—	—
Settlement gain related to Green Canyon development	—	—	—	(6)	(6)	—	—	—	—	—
Loss related to Eminence storage facility leak	—	—	—	5	5	4	3	6	2	15
Impairment of certain gathering assets	—	—	—	9	9	—	—	—	—	—
Unclaimed property assessment accrual adjustment — TGPL	—	(1)	—	—	(1)	—	—	—	—	—
Unclaimed property assessment accrual adjustment — NWP	—	(1)	—	—	(1)	—	—	—	—	—

Total Williams Partners adjustments	(5)	(16)	(19)	8	(32)	—	3	6	2	11

Midstream Canada & Olefins (MC&O)
Gulf Liquids litigation contingency accrual reversal	—	—	—	—	—	—	—	—	(19)	(19)
Customer settlement gain	—	(6)	—	—	(6)	—	—	—	—	—

Total Midstream Canada & Olefins adjustments	—	(6)	—	—	(6)	—	—	—	(19)	(19)

Other
(Gain)/loss from Venezuela investment	—	(13)	(30)	—	(43)	(11)	—	—	—	(11)

Total Other adjustments	—	(13)	(30)	—	(43)	(11)	—	—	—	(11)

Adjustments included in segment profit (loss)	(5)	(35)	(49)	8	(81)	(11)	3	6	(17)	(19)

Adjustments below segment profit (loss)
Augusta refinery environmental accrual — Corporate	—	—	8	—	8	—	—	—	—	—
Early debt retirement costs — Corporate	606	—	—	—	606	—	—	—	271	271
Gulf Liquids litigation contingency interest accural reversal — MC&O	—	—	—	—	—	—	—	—	(14)	(14)
Acceleration of unamortized debt costs related to credit facility amendment — Corporate	3	—	—	—	3	—	—	—	—	—
Williams Partners	1	—	—	—	1	—	—	—	—	—
Restructuring transaction costs — Corporate	33	—	—	—	33	—	—	—	—	—
Restructuring transaction costs — Williams Partners	6	2	4	—	12	—	—	—	—	—
Allocation of Williams Partners’ adjustments to noncontrolling interests	(4)	1	1	(2)	(4)	—	(1)	(1)	(1)	(3)

	645	3	13	(2)	659	—	(1)	(1)	256	254

Total adjustments	640	(32)	(36)	6	578	(11)	2	5	239	235
Less tax effect for above items	(242)	8	12	—	(222)	4	(1)	(2)	(89)	(88)

Adjustments for tax-related items [1]	11	—	—	66	77	(124)	—	(77)	(15)	(216)

Adjusted income from continuing operations available to common stockholders	$118	$119	$120	$180	$537	$169	$172	$179	$214	$734

Adjusted diluted earnings per common share [2]	$0.20	$0.20	$0.20	$0.30	$0.91	$0.28	$0.29	$0.30	$0.36	$1.23

Weighted-average shares — diluted (thousands)	583,929	592,498	592,234	594,157	592,887	596,567	597,633	597,550	600,921	598,175

[1]	The first quarter of 2010 includes an adjustment for the reduction of tax benefits on the Medicare Part D federal subsidy due to enacted healthcare legislation. The fourth quarter of 2010 includes an adjustment to reflect taxes on undistributed earnings of certain foreign operations that were no longer considered permanently reinvested. The first, third and fourth quarters of 2011 include federal settlements and an international revised assessment. The third quarter of 2011 includes an adjustment to reverse taxes on undistributed earnings of certain foreign operations that are now considered permanently reinvested.

[2]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

*	Recast due to spin-off of our exploration and production business in the fourth quarter of 2011.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations

(UNAUDITED)

	2010*					2011
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Revenues	$1,724	$1,630	$1,543	$1,741	$6,638	$1,871	$1,984	$1,972	$2,103	$7,930
Segment costs and expenses:
Costs and operating expenses	1,241	1,175	1,087	1,209	4,712	1,309	1,394	1,389	1,458	5,550
Selling, general and administrative expenses	68	78	77	90	313	82	82	78	83	325
Other (income) expense - net	(1)	(16)	(9)	11	(15)	(6)	3	—	4	1

Total segment costs and expenses	1,308	1,237	1,155	1,310	5,010	1,385	1,479	1,467	1,545	5,876

Equity earnings (losses)	35	34	33	41	143	34	40	40	41	155
Income (loss) from investments	—	13	30	—	43	11	—	—	(4)	7

Total segment profit (loss)	451	440	451	472	1,814	531	545	545	595	2,216

Reclass equity earnings (losses)	(35)	(34)	(33)	(41)	(143)	(34)	(40)	(40)	(41)	(155)
Reclass income (loss) from investments	—	(13)	(30)	—	(43)	(11)	—	—	4	(7)
General corporate expenses	(85)	(45)	(43)	(48)	(221)	(47)	(45)	(48)	(47)	(187)

Operating income (loss)	331	348	345	383	1,407	439	460	457	511	1,867

Interest accrued	(164)	(154)	(154)	(156)	(628)	(156)	(155)	(153)	(134)	(598)
Interest capitalized	13	10	9	4	36	5	5	7	8	25
Investing income — net	35	49	63	41	188	44	40	43	41	168
Early debt retirement costs	(606)	—	—	—	(606)	—	—	—	(271)	(271)
Other income (expense) — net	(8)	—	(5)	1	(12)	6	(2)	—	7	11

Income (loss) from continuing operations before income taxes	(399)	253	258	273	385	338	348	354	162	1,202
Provision (benefit) for income taxes	(154)	76	79	113	114	(22)	109	33	4	124

Income (loss) from continuing operations	(245)	177	179	160	271	360	239	321	158	1,078
Income (loss) from discontinued operations	99	45	(1,405)	68	(1,193)	24	58	21	(520)	(417)

Net income (loss)	(146)	222	(1,226)	228	(922)	384	297	342	(362)	661
Less: Net income attributable to noncontrolling interests	47	37	37	54	175	63	70	70	82	285

Net income (loss) attributable to The Williams Companies, Inc.	$(193)	$185	$(1,263)	$174	$(1,097)	$321	$227	$272	$(444)	$376

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$(291)	$143	$144	$108	$104	$300	$171	$253	$79	$803
Income (loss) from discontinued operations	98	42	(1,407)	66	(1,201)	21	56	19	(523)	(427)

Net income (loss)	$(193)	$185	$(1,263)	$174	$(1,097)	$321	$227	$272	$(444)	$376

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.50)	$0.24	$0.25	$0.18	$0.17	$0.50	$0.29	$0.43	$0.13	$1.34
Income (loss) from discontinued operations	0.17	0.07	(2.38)	0.11	(2.03)	0.04	0.09	0.03	(0.87)	(0.71)

Net income (loss)	$(0.33)	$0.31	$(2.13)	$0.29	$(1.86)	$0.54	$0.38	$0.46	$(0.74)	$0.63

Weighted-average number of shares used in computations (thousands)	583,929	592,498	592,234	594,157	590,699	596,567	597,633	597,550	600,921	598,175

Common shares outstanding at end of period (thousands)	584,223	584,546	584,724	585,891	585,891	587,990	588,637	588,955	591,505	591,505
Market price per common share (end of period)	$23.10	$18.28	$19.11	$24.72	$24.72	$31.18	$30.25	$24.34	$33.02	$33.02

Common dividends per share	$0.11	$0.125	$0.125	$0.125	$0.485	$0.125	$0.200	$0.200	$0.250	$0.775

*	Recast due to spin-off of our exploration and production business in the fourth quarter of 2011.

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Segment Profit (Loss) to Adjusted Segment Profit (Loss)

(UNAUDITED)

	2010*					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Segment profit (loss):

Williams Partners	$424	$361	$371	$418	$1,574	$437	$471	$471	$517	$1,896
Midstream Canada & Olefins	20	61	42	49	172	74	72	73	77	296
Other	7	18	38	5	68	20	2	1	1	24

Total segment profit (loss)	$451	$440	$451	$472	$1,814	$531	$545	$545	$595	$2,216

Adjustments:

Williams Partners	$(5)	$(16)	$(19)	$8	$(32)	$—	$3	$6	$2	$11
Midstream Canada & Olefins	—	(6)	—	—	(6)	—	—	—	(19)	(19)
Other	—	(13)	(30)	—	(43)	(11)	—	—	—	(11)

Total segment adjustments	$(5)	$(35)	$(49)	$8	$(81)	$(11)	$3	$6	$(17)	$(19)

Adjusted segment profit (loss):

Williams Partners	$419	$345	$352	$426	$1,542	$437	$474	$477	$519	$1,907
Midstream Canada & Olefins	20	55	42	49	166	74	72	73	58	277
Other	7	5	8	5	25	9	2	1	1	13

Total adjusted segment profit (loss)	$446	$405	$402	$480	$1,733	$520	$548	$551	$578	$2,197

*	Recast due to spin-off of our exploration and production business in the fourth quarter of 2011.

Note: Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in investing income — net in the Consolidated Statement of Operations. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners

(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues	$1,490	$1,400	$1,327	$1,498	$5,715	$1,579	$1,671	$1,673	$1,806	$6,729

Segment costs and expenses:

Costs and operating expenses	1,033	1,002	923	1,026	3,984	1,105	1,163	1,169	1,235	4,672
Selling, general, and administrative expenses	62	70	70	79	281	73	74	69	74	290
Other (income) expense — net	(3)	(6)	(13)	7	(15)	(11)	(1)	4	21	13

Total segment costs and expenses	1,092	1,066	980	1,112	4,250	1,167	1,236	1,242	1,330	4,975

Equity earnings	26	27	24	32	109	25	36	40	41	142

Reported segment profit	424	361	371	418	1,574	437	471	471	517	1,896
Adjustments	(5)	(16)	(19)	8	(32)	—	3	6	2	11

Adjusted segment profit	$419	$345	$352	$426	$1,542	$437	$474	$477	$519	$1,907

Midstream Canada & Olefins

(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Olefin and NGL production sales	$240	$236	$218	$224	$918	$290	$305	$305	$290	$1,190
Marketing sales	48	41	36	82	207	67	74	63	70	274
Other revenues	6	5	5	6	22	6	5	8	9	28

	294	282	259	312	1,147	363	384	376	369	1,492

Intrasegment eliminations	(22)	(25)	(27)	(40)	(114)	(47)	(37)	(50)	(46)	(180)

Total revenues	272	257	232	272	1,033	316	347	326	323	1,312

Segment costs and expenses:
Olefin and NGL production cost of goods sold	195	153	150	147	645	186	200	198	195	779
Marketing cost of goods sold	48	44	35	81	208	66	73	64	71	274
Operating costs	23	25	23	23	94	23	29	38	27	117
Other:
Selling, general and administrative expenses	6	7	7	9	29	8	9	8	10	35
Other (income) expense — net	2	(8)	2	3	(1)	6	1	(5)	(11)	(9)

Intrasegment eliminations	(22)	(25)	(27)	(40)	(114)	(47)	(37)	(50)	(46)	(180)

Total segment costs and expenses	252	196	190	223	861	242	275	253	246	1,016

Reported segment profit	20	61	42	49	172	74	72	73	77	$296
Adjustments	—	(6)	—	—	(6)	—	—	—	(19)	(19)

Adjusted segment profit	$20	$55	$42	$49	$166	$74	$72	$73	$58	$277

Operating statistics

Geismar ethylene sales volumes (million lbs)	263	251	275	192	981	272	254	270	242	1,038
Canadian propylene sales volumes (million lbs)	22	30	33	42	127	38	26	38	37	139
Canadian NGL sales volumes (million gallons)*	28	36	34	47	145	45	32	38	48	163

*	NGL products include: propane, normal butane, isobutane/butylene, and condensate.

Capital Expenditures and Investments

(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Capital expenditures:
Williams Partners	$120	$221	$246	$250	$837	$156	$153	$285	$397	$991
Midstream Canada & Olefins	18	22	26	28	94	45	48	39	72	204
Other	4	6	5	3	18	6	5	13	8	32
Discontinued operations	286	263	894	396	1,839	319	362	402	486	1,569

Total*	$428	$512	$1,171	$677	$2,788	$526	$568	$739	$963	$2,796

Purchase of businesses:
Williams Partners	$—	$—	$—	$150	$150	$—	$—	$31	$—	$31
Midstream Canada & Olefins	—	—	—	—	—	—	—	10	—	10
Discontinued operations	—	—	—	949	949	—	—	—	—	—

Total	$—	$—	$—	$1,099	$1,099	$—	$—	$41	$—	$41

Purchase of investments:
Williams Partners	$9	$6	$435	$26	$476	$36	$65	$39	$57	$197
Other	2	(1)	2	2	5	2	23	—	—	25
Discontinued operations	2	2	2	1	7	4	2	2	3	11

Total	$13	$7	$439	$29	$488	$42	$90	$41	$60	$233

Summary:
Williams Partners	$129	$227	$681	$426	$1,463	$192	$218	$355	$454	$1,219
Midstream Canada & Olefins	18	22	26	28	94	45	48	49	72	214
Other	6	5	7	5	23	8	28	13	8	57
Discontinued operations	288	265	896	1,346	2,795	323	364	404	489	1,580

Total	$441	$519	$1,610	$1,805	$4,375	$568	$658	$821	$1,023	$3,070

Cumulative summary:
Williams Partners	$129	$356	$1,037	$1,463	$1,463	$192	$410	$765	$1,219	$1,219
Midstream Canada & Olefins	18	40	66	94	94	45	93	142	214	214
Other	6	11	18	23	23	8	36	49	57	57
Discontinued operations	288	553	1,449	2,795	2,795	323	687	1,091	1,580	1,580

Total	$441	$960	$2,570	$4,375	$4,375	$568	$1,226	$2,047	$3,070	$3,070

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$410	$488	$1,174	$683	$2,755	$482	$604	$828	$1,039	$2,953
Purchase of businesses	—	—	—	1,099	1,099	—	—	41	—	41
Purchase of investments	13	7	439	29	488	42	90	41	60	233
Total	$423	$495	$1,613	$1,811	$4,342	$524	$694	$910	$1,099	$3,227

*Increases to property, plant, and equipment	$410	$488	$1,174	$683	$2,755	$482	$604	$828	$1,039	$2,953
Changes in related accounts payable and accrued liabilities	18	24	(3)	(6)	33	44	(36)	(89)	(76)	(157)

Capital expenditures	$428	$512	$1,171	$677	$2,788	$526	$568	$739	$963	$2,796

Depreciation, Depletion, and Amortization and Other Selected Financial Data

(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Depreciation, depletion, and amortization:
Williams Partners	$140	$140	$140	$148	$568	$150	$154	$155	$152	$611
Midstream Canada & Olefins	6	5	6	6	23	6	7	6	7	26
Other	4	7	4	6	21	6	5	6	7	24
Discontinued operations	211	214	224	246	895	219	237	251	246	953

Total	$361	$366	$374	$406	$1,507	$381	$403	$418	$412	$1,614

Other selected financial data:
Cash and cash equivalents*	$1,606	$1,566	$980	$758	$758	$883	$1,130	$946	$889	$889

Total assets	$25,129	$24,947	$23,848	$24,972	$24,972	$25,083	$25,705	$26,146	$16,502	$16,502

Capital structure:
Debt
Current*	$10	$160	$508	$508	$508	$532	$383	$361	$353	$353
Noncurrent*	$8,615	$8,358	$8,002	$8,600	$8,600	$8,577	$8,925	$9,022	$8,369	$8,369
Stockholders’ equity	$7,919	$7,979	$7,025	$7,288	$7,288	$7,537	$7,716	$7,909	$1,793	$1,793
Debt to debt-plus-stockholders’ equity ratio	52.1%	51.6%	54.8%	55.6%	55.6%	54.7%	54.7%	54.3%	82.9%	82.9%

*	Prior period amounts have been recast to exclude discontinued operations.

Reconciliation of Net Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Net Income

(UNAUDITED)

(Schedule is being provided to show adjusted earnings on a basis comparable with November 1, 2011, published guidance prior to WPX spin-off.)

	2010					2011
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Net income (loss) attributable to The Williams Companies, Inc.	$(193)	$185	$(1,263)	$174	$(1,097)	$321	$227	$272	$(444)	$376

Net income (loss) attributable to The Williams Companies, Inc. — diluted earnings per share	$(0.33)	$0.31	$(2.13)	$0.29	$(1.86)	$0.54	$0.38	$0.46	$(0.74)	$0.63

Adjustments:

Williams Partners
Gain on sale of base gas from Hester storage field	$(5)	$(3)	$—	$—	$(8)	$(4)	$—	$—	$—	$(4)
Involuntary conversion gain related to Ignacio	—	(4)	—	—	(4)	—	—	—	—	—
Involuntary conversion gain related to Hurricane Ike	—	(7)	(7)	—	(14)	—	—	—	—	—
Gain on sale of certain assets	—	—	(12)	—	(12)	—	—	—	—	—
Settlement gain related to Green Canyon development	—	—	—	(6)	(6)	—	—	—	—	—
Loss related to Eminence storage facility leak	—	—	—	5	5	4	3	6	2	15
Impairment of certain gathering assets	—	—	—	9	9	—	—	—	—	—
Unclaimed property assessment accrual adjustment- TGPL	—	(1)	—	—	(1)	—	—	—	—	—
Unclaimed property assessment accrual adjustment — NWP	—	(1)	—	—	(1)	—	—	—	—	—

Total Williams Partners adjustments	(5)	(16)	(19)	8	(32)	—	3	6	2	11

Midstream Canada & Olefins (MC&O)
Gulf Liquids litigation contingency accrual reversal	—	—	—	—	—	—	—	—	(19)	(19)
Customer settlement gain	—	(6)	—	—	(6)	—	—	—	—	—

Total Midstream Canada & Olefins adjustments	—	(6)	—	—	(6)	—	—	—	(19)	(19)

Other
(Gain)/loss from Venezuela investment	—	(13)	(30)	—	(43)	(11)	—	—	—	(11)

Total Other adjustments	—	(13)	(30)	—	(43)	(11)	—	—	—	(11)

Adjustments included in segment profit (loss)	(5)	(35)	(49)	8	(81)	(11)	3	6	(17)	(19)

Adjustments below segment profit (loss)
Augusta refinery environmental accrual — Corporate	—	—	8	—	8	—	—	—	—	—
Early debt retirement costs — Corporate	606	—	—	—	606	—	—	—	271	271
Gulf Liquids litigation contingency associated interest accrual reversal — MC&O	—	—	—	—	—	—	—	—	(14)	(14)
Acceleration of unamortized debt costs related to credit facility amendment — Corporate	3	—	—	—	3	—	—	—	—	—
Williams Partners	1	—	—	—	1	—	—	—	—	—
Restructuring transaction costs — Corporate	33	—	—	—	33	—	—	—	—	—
Restructuring transaction costs — Williams Partners	6	2	4	—	12	—	—	—	—	—
Allocation of Williams Partners’ adjustments to noncontrolling interests	(4)	1	1	(2)	(4)	—	(1)	(1)	(1)	(3)

	645	3	13	(2)	659	—	(1)	(1)	256	254

Adjustments related to former exploration and production business
Gain on acreage swap	—	—	—	(7)	(7)	—	—	—	—	—
Gain on sale of certain assets	—	—	(1)	—	(1)	—	—	—	—	—
Impairment of goodwill	—	—	1,003	—	1,003	—	—	—	—	—
Impairments of certain natural gas properties and reserves	—	—	678	—	678	—	—	—	547	547
Prior years’ DD&A related to Piceance measurement issue	—	—	—	19	19	—	—	—	—	—
Unclaimed property assessment accrual	—	2	—	—	2	—	—	—	—	—
Impairment of certain unproved leasehold costs	—	—	—	—	—	—	—	50		50
Incremental compensation, including stock award modification expense	—	—	—	—	—	—	—	—	6	6
Impairment of investment in WPX	—	—	—	—	—	—	—	—	179	179
Reorganization expenses	—	—	—	—	—	4	2	6	30	42
Mark-to-market adjustments	(9)	(4)	(17)	—	(30)	18	(2)	(6)	(3)	7

	(9)	(2)	1,663	12	1,664	22	—	50	759	831

Total adjustments	631	(34)	1,627	18	2,242	11	2	55	998	1,066
Less tax effect for above items	(239)	9	(238)	—	(468)	(4)	(1)	(19)	(293)	(317)

Adjustments for tax-related items [1]	11	—	—	66	77	(124)	—	(77)	3	(198)

Add back after-tax (income) loss of pre-spin-off discontinued operations	(2)	3	5	4	10	8	3	5	(14)	2

Adjusted net income available to common stockholders	$208	$163	$131	$262	$764	$212	$231	$236	$250	$929

Adjusted diluted earnings per common share [2]	$0.36	$0.28	$0.22	$0.44	$1.29	$0.36	$0.39	$0.40	$0.42	$1.55

Weighted-average shares—diluted (thousands)	583,929	592,498	592,234	594,157	592,887	596,567	597,633	597,550	600,921	598,175

[1]

The first quarter of 2010 includes an adjustment for the reduction of tax benefits on the Medicare Part D federal subsidy due to enacted healthcare legislation. The fourth quarter of 2010 includes an adjustment to reflect taxes on undistributed earnings of certain foreign operations that were no longer considered permanently reinvested. The first, third and fourth quarters of 2011 includes federal settlements and an international revised assessment. The third quarter of 2011 includes an adjustment to reverse taxes on undistributed earnings of certain foreign operations that are now considered permanently reinvested. The fourth quarter of 2011 also includes an adjustment to reflect taxes on undistributed earnings of certain foreign operations.

[2]

Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

2012 forecast guidance—reported to adjusted

February 22 Guidance
	Reported	Adjustment	Adjusted
Dollars in millions	Low — High	Items	Low — High
Segment profit	$1,975 — 2,575		$1,975 — 2,575

Net interest expense	(480) — (510)	—	(480) — (510)

General corporate/other/rounding	(150) — (180)	—	(150) — (180)

Pretax income	1,345 — 1,885	—	1,345 — 1,885

Provision for income tax	(420) — (570)	—	(420) — (570)

Income from continuing operations	$925 — 1,315	—	$925 — 1,315

Net income attributable to noncontrolling interests	(230) — (350)	—	(230) — (350)

Amounts attributable to Williams:
Income from continuing operations	$695 — 965	—	$695 — 965
Adjusted Diluted EPS	$1.15 — 1.60		$1.15 — 1.60

Segment profit guidance—reported to adjusted

Dollars in millions	2012 Guidance			2013 Guidance
	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners (WPZ)	$1,730	$1,975	$2,220	$1,850	$2,100	$2,350
Midstream Canada & Olefins	250	300	350	325	400	475
Other	(5)	—	5	—	—	—

Total Reported segment profit	1,975	2,275	2,575	2,175	2,500	2,825

Adjustments:

Total Williams Partners Adjustments	—	—	—	—	—	—

Total Midstream Canada & Olefins Adjustments	—	—	—	—	—	—

Total “Other” Adjustments	—	—	—	—	—	—

Total Adjustments	—	—	—	—	—	—

Adjusted segment profit:
Williams Partners (WPZ)	1,730	1,975	2,220	1,850	2,100	2,350
Midstream Canada & Olefins	250	300	350	325	400	475
Other	(5)	—	5	—	—	—

Total Adjusted segment profit	$1,975	$2,275	$2,575	$2,175	$2,500	$2,825

Reconciliation of forecasted reported income from continuing operations to adjusted income from continuing operations

Dollars in millions	2012 Guidance			2013 Guidance
	Low	Midpoint	High	Low	Midpoint	High
Reported income from continuing operations	$695	$830	$965	$785	$938	$1,090

Adjustments—pretax	—	—	—	—	—	—

Less taxes	—	—	—	—	—	—

Adjustments—after tax	—	—	—	—	—	—

Adjusted income from continuing ops	$695	$830	$965	$785	$938	$1,090

Adjusted diluted EPS	$1.15	$1.38	$1.60	$1.30	$1.55	$1.80

Notes: All amounts attributable to Williams